VIAD CORP ACQUIRES GROUSE MOUNTAIN LODGE

Expands Leading Market Share in Glacier National Park Area

PHOENIX, January 6, 2011 — Viad Corp (NYSE:VVI) today announced that it completed the acquisition of Grouse Mountain Lodge on January 5, 2011. This acquisition is expected to be slightly accretive to Viad’s 2011 earnings.

Paul B. Dykstra, Viad’s chairman, president and chief executive officer, said, “We are committed to expanding our hospitality and recreational attractions portfolio in and around national parks in North America and this transaction represents a successful execution against those plans. Grouse Mountain Lodge is a great addition to our high margin, high return on invested capital Travel & Recreation Group.”

Grouse Mountain Lodge is a 145 room, four-season resort hotel located in Whitefish, Montana. The hotel is situated adjacent to the Whitefish Lake Golf Club and in close proximity to Glacier National Park and Whitefish Mountain Resort, a year-round mountain resort destination offering downhill skiing, snowboarding and an alpine slide during the winter season and mountain biking, a zip line course and canopy tour in the summer and shoulder seasons. The property is rated Superior First Class by Hotel & Travel Index (HTI) and features an indoor pool, outdoor spa, fitness center and conference facilities, as well as on-site dining complete with a fireside lounge, grill, and wine room.

Michael Hannan, president of Viad’s Travel & Recreation Group, said, “Grouse Mountain Lodge is a terrific property and strong strategic fit with our Glacier Park operation. It expands our leading share of rooms in the market, leverages existing economies of scale and enables us to offer our guests a wider range of accommodation options in and around Glacier National Park.”

In addition to Grouse Mountain Lodge, Glacier Park, Inc. operates four historic lodges, three motor inns, and the fleet of thirty-three historic Red Buses in and around Glacier National Park in

Montana and Waterton Lakes National Park in Alberta, Canada. These two parks are together known as the Waterton-Glacier International Peace Park and welcome over 2 million visitors each year.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, comprised of Global Experience Specialists (formerly GES Exposition Services, Exhibitgroup/Giltspur and Becker Group) and affiliates, and its Travel & Recreation Group, comprised of Brewster and Glacier Park, Inc. For more information, visit the company’s Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the “Private Securities Litigation Reform Act of 1995,” Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.